                                                               Exhibit 99




                          DOL FILING CONFIRMATION


I certify that the Plan Administrator of the Western Union International, Inc. 401(k) Plan for Collectively Bargained Employees has received a Statement of Assets and Liabilities and also that this statement has been filed directly with the United States Department of Labor by Mellon Bank, N.A. (EIN # 25-0659206) for the following investment arrangements:


                                               EIN#
                                          --------------

 Mellon Bank Temporary Investment Fund    25-6078093-980
 Laurel S & P Fund                        25-6078093-920


                              WESTERN UNION INTERNATIONAL, INC.
                              401(k) PLAN FOR COLLECTIVELY
                              BARGAINED EMPLOYEES


Date:  June 28, 1994               BY /S/ Frank R. Conrad


                              Frank R. Conrad
                              Controller
                              Western Union International, Inc.